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                                                                    EXHIBIT 11.1

               THE DII GROUP, INC. AND SUBSIDIARIES

      STATEMENT REGARDING COMPUTATION OF PER SHARE EARNINGS
          (IN THOUSANDS, EXCEPT EARNINGS PER SHARE DATA)

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                                                                 THREE MONTHS ENDED JUNE 30,   SIX MONTHS ENDED JUNE 30,
                                                                     1996           1995           1996         1995
                                                                 ------------   -----------    ----------- -------------
PRIMARY EARNINGS PER SHARE:
   Earnings Available for Primary Earnings Per Share:
      Net income                                                  $ 5,038          3,865           9,499        7,237
                                                                  =======          =====          ======        =====
   Shares Used in Computation:
      Weighted average common shares outstanding                    8,202          8,058           8,191        8,057
      Shares subscribed under Employee Stock Purchase Plan             12              -              12            -
      Shares awarded pursuant to Non-Employee Directors'
         Stock Compensation Plan                                        7              -               7            -
                                                                  -------          -----          ------        -----
                                                                    8,221          8,058           8,210        8,057
                                                                  =======          =====          ======        =====

   Primary Earnings Per Share                                     $  0.61           0.48            1.16         0.90
                                                                  =======          =====          ======        =====

FULLY DILUTED EARNINGS PER SHARE:
   Net income                                                     $ 5,038          3,865           9,499        7,237
   Interest expense (net of tax) on 6% convertible
      subordinated notes issued in October 1995                       776              -           1,552            -
   Amortization of debt issuance cost (net of tax) on 6%
      convertible subordinated notes issued in October 1995            85              -             147            -
                                                                  -------          -----          ------        -----
        Earnings Available for Fully Diluted Earnings Per Share   $ 5,899          3,865          11,198        7,237
                                                                  =======          =====          ======        =====

   Shares Used in Computation:
      Weighted average common shares outstanding                    8,202          8,058           8,191        8,057
      Shares subscribed under Employee Stock Purchase Plan             12              -              12            -
      Shares awarded pursuant to Non-Employee Directors'
         Stock Compensation Plan                                        7              -               7            -
      Additional potentially dilutive securities (equivalent in
         common stock):
            Stock options                                             158              -             160            -
            Performance stock awards                                   45              -              45            -
            6% convertible subordinated notes                       2,300              -           2,300            -
                                                                  -------          -----          ------        -----
                                                                   10,724          8,058          10,715        8,057
                                                                  =======          =====          ======        =====

   Fully Diluted Earnings Per Share                               $  0.55           0.48            1.05         0.90
                                                                  =======          =====          ======        =====
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